Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 15, 2010, by and among WHX CORPORATION, a Delaware corporation (“WHX”), HANDY & HARMAN GROUP, LTD., a Delaware corporation and a wholly-owned subsidiary of WHX (“H&H”), THE STEEL PARTNERS II LIQUIDATING SERIES TRUST – SERIES A, a statutory trust formed under the laws of Delaware (“Steel Partners A”), THE STEEL PARTNERS II LIQUIDATING SERIES TRUST – SERIES E, a statutory trust formed under the laws of Delaware (“Steel Partners E” and, together with Steel Partners A, the “Investors”), and each other person who becomes a holder hereunder.

Recitals

A.           WHEREAS, the Investors have entered into an Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”), pursuant to which, among other things, the Investors have agreed to exchange the existing Obligations under the Handy Steel Loan Agreement (as defined in the Exchange Agreement) and the Bairnco Steel Loan Agreement (as defined in the Exchange Agreement) for units (the “Units”) consisting of (i) $72,925,500 aggregate principal amount of 10% Subordinated Secured Notes due 2017 (the “Subordinated Notes”) issued by H&H under the Indenture (as defined below) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 1,500,806.79 shares (the “Warrant Shares”) of WHX’s common stock (the “Common Stock”); and

B.           WHEREAS, as an inducement to the Investors to enter into the Exchange Agreement, WHX and H&H have agreed to provide the registration rights set forth in this Agreement with respect to the Subordinated Notes, the Warrants and the Warrant Shares (as applicable).

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

1.1           Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Issuer, after consultation with its counsel to the Issuer (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Issuer or its business or on the Issuer’s ability to effect a material acquisition, disposition or financing.

“Agreement” has the meaning set forth in the preamble hereto.

“Common Stock” has the meaning set forth in the recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Exchange Agreement” has the meaning set forth in the recitals hereto.

“Exercise Commencement Date” has the meaning set forth in the Warrants.

“Event” has the meaning set forth in Section 2.1(a)(iii).

“Event Date” has the meaning set forth in Section 2.1(a)(iii).

“Freely Tradable” means, with respect to any security, a security (a) that is eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 and (b) which bears no legends restricting the transfer thereof.

“holder” or “holders” means any person(s) who own(s) or acquire(s) Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person(s) own(s) any Registrable Securities.

“Indenture” means the Indenture, dated as of the date hereof, among H&H, certain subsidiaries of H&H party thereto as guarantors, and Wells Fargo Bank, National Association, as trustee and collateral agent for the benefit of the holders of Subordinated Notes issued thereunder.

“Investors” has the meaning set forth in the preamble hereto.

“Issuer” means, as applicable, WHX or H&H, and shall include either such Issuer’s successors by merger, acquisition, reorganization or otherwise.

“Loss” has the meaning set forth in Section 2.5(a).

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“PIK Notes” has the meaning set forth in the Indenture.

“PIK Payment” has the meaning set forth in the Indenture.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Registrable Notes” means, collectively, the $72,925,500 aggregate principal amount of Subordinated Notes, including all securities issued in exchange for, in lieu of or in respect of the Subordinated Notes and as increased to reflect any PIK Payment or the issuance of any PIK Notes under the Indenture ; provided, however, just the term “Registrable Notes” shall exclude in all cases any securities (a) sold or exchanged by a Person pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 or (b) that are Freely Tradable (it being understood that, for purposes of determining eligibility for resale under clause (b) of this proviso, no securities held by any of the Investors shall be considered Freely Tradable to the extent any such Investor reasonably determines that it is an “affiliate” (as defined under Rule 144) of the Issuer).

“Registrable Securities” means the Registrable Notes, the Registrable Units, the Registrable Warrant Shares and the Registrable Warrants.

“Registrable Units” means the Units, as increased from time to time upon increase in the number of Warrants or Subordinated Notes; provided, however, that the term “Registrable Units” shall exclude in all cases any securities (a) sold or exchanged by a Person pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 or (b) that are Freely Tradable (it being understood that, for purposes of determining eligibility for resale under clause (b) of this proviso, no securities held by any of the Investors shall be considered Freely Tradable to the extent any such Investor reasonably determines that it is an “affiliate” (as defined under Rule 144) of the Issuer).

“Registrable Warrant Shares” means (i) the Warrant Shares, (ii) any additional Warrant Shares issued pursuant to the anti-dilution provisions of the Warrants and (iii) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the securities referenced in clauses (i) and (ii) above or this clause (iii); provided, however, that the term “Registrable Warrant Shares” shall exclude in all cases any securities (a) sold or exchanged by a Person pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 or (b) that are Freely Tradable (it being understood that, for purposes of determining eligibility for resale under clause (b) of this proviso, no securities held by any of the Investors shall be considered Freely Tradable to the extent any such Investor reasonably determines that it is an “affiliate” (as defined under Rule 144) of the Issuer).

“Registrable Warrants” means (i) the Warrants and any other warrants issued pursuant to Section 2.1(a)(iii) hereof and (ii) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) above or this clause and (ii); provided, however, that the term “Registrable Warrants” shall exclude in all cases any securities (a) sold or exchanged by a Person pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 or (b) that are Freely Tradable (it being understood that, for purposes of determining eligibility for resale under clause (b) of this proviso, no securities held by any of the Investors shall be considered Freely Tradable to the extent any such Investor reasonably determines that it is an “affiliate” (as defined under Rule 144) of the Issuer).

“registration” means a registration of the Issuer’s securities for sale to the public under a Registration Statement.

“Registration Statement” means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Registration” means a registration effected pursuant to Section 2.1.

“Shelf Registration Statement” means a Registration Statement of the Issuer filed with the SEC on Form S-3 (or any successor form), to the extent that the Issuer is then eligible to use Form S-3 (or such successor form), or another appropriate form under the Securities Act, in either case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“Units” has the meaning set forth in the recitals to this Agreement.

1.2           General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

SECTION 2.  REGISTRATION RIGHTS

2.1           Shelf Registration.

(a)           Filing.

(i)           Subject to Section 2.1(c), WHX shall file with the SEC, no later than 90 days prior to the Exercise Commencement Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Warrants and the Registrable Warrant Shares by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than the Exercise Commencement Date.

(ii)          Subject to Section 2.1(c), no later than 90 days following the receipt by H&H of a request by holders of a majority in aggregate principal amount of Registrable Notes then outstanding (a “Note Registration Request”) to register the Registrable Notes, H&H shall (A) file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Notes by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and (B) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 180 days following the date of the Note Registration Request.  In the event that a Note Registration Request is delivered with respect to a Registration Statement that is required hereunder to be declared effective prior to the Exercise Commencement Date, H&H shall file a Shelf Registration Statement covering the Registrable Units and the Registrable Notes and WHX shall file a Shelf Registration Statement covering the Registrable Warrant Shares and the Registrable Warrants.

(iii)         If the applicable Shelf Registration Statement is not filed on or prior to the filing deadline set forth in Section 2.1(a)(i) or (ii), as applicable, or such Shelf Registration Statement is not declared effective by the SEC (or otherwise does not become effective) on or prior to the effectiveness deadline set forth in Section 2.1(a)(i) or (ii), as applicable (any such failure or breach being referred to as an “Event,” and the date on which such Event occurs being referred to as “Event Date”), then, in addition to any other rights available to the holders of Registrable Securities, the Issuer shall issue to such holders warrants to purchase shares of Common Stock equal to 0.25% (without duplication) of the shares of Common Stock then outstanding (on a fully-diluted basis) for each full 90-day period following such filing deadline or the effectiveness deadline (as applicable) until such time as the applicable Shelf Registration Statement is filed or declared effective by the SEC (or otherwise becomes effective), as applicable; provided however, that the number of shares of Common Stock underlying such warrant issuances shall not exceed, in the aggregate, 1% of the shares of Common Stock then outstanding (on a fully-diluted basis).  The warrants issued pursuant to this Section 2.1(a)(iii) shall be exercisable for a period of two years commencing on the 3 year anniversary of the date hereof and ending on the 5 year anniversary of the date hereof and shall be substantially in the form of the Warrants, as issued on the date hereof, except that the form of warrant shall not include any provisions of the Warrants which refer to the Warrants as part of a Unit or which require the Warrants to be transferred only as part of Units (which, for the avoidance of doubt, shall include the second legend included on the first page of the Warrants; the second legend included in Section 9 thereof; and Section 12).

(b)           Continued Effectiveness.  Subject to Section 2.1(c), the Issuer shall use its reasonable best efforts to keep any Shelf Registration Statements filed pursuant to Section 2.1(a) continuously effective in order to permit the Prospectuses forming a part thereof to be usable by the holders until all of the securities covered thereby cease to be Registrable Securities (the “Termination Date”).  The Issuer shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statements effective if the Issuer voluntarily takes any action or omits to take any action that would result in the inability of any holder of Registrable Securities covered by such Registration Statements to be able to offer and sell any such Registrable Securities until the Termination Date, unless such action or omission is required by applicable law.

(c)           Suspension of Registration.  If the filing, initial effectiveness or continued use of any Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure or would otherwise be materially detrimental to the Issuer, in the reasonable discretion of the Issuer, the Issuer may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the applicable Shelf Registration Statement; provided, however, that the Issuer shall not be permitted to do so (A) more than one time during any 12 month period or (B) for a period exceeding 60 days on any one occasion.  In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the applicable Shelf Registration in connection with any sale or offer to sell Registrable Securities. The Issuer shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.1(c).   The Issuer represents that it has no knowledge of any circumstance that would reasonably be expected to cause the Issuer to exercise its rights under this Section 2.1(c).

2.2           Registration Procedures.

(a)           In connection with the Issuer’s registration obligations in this Agreement, the Issuer will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer will:

(i)           before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to one representative of the holders of each class of the Registrable Securities covered by such Registration Statement copies of all documents prepared to be filed, which documents will be subject to the review of such holders and their respective counsel and not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of the class of Registrable Securities covered by the same shall reasonably object;

(ii)          prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) reasonably requested by the holders of a majority of any class of the participating Registrable Securities;

(iii)         notify the selling holders of Registrable Securities and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Issuer (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(iv)         promptly notify each selling holder of Registrable Securities when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(v)         make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(vi)        promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the holders of a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)       furnish to each selling holder of Registrable Securities, without charge, as many conformed copies as such holder may reasonably request of the applicable Registration Statement;

(viii)     deliver to each selling holder of Registrable Securities, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such holder may reasonably request (it being understood that the Issuer consents to the use of the Prospectus by each of the selling holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus);

(ix)        on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state as any such selling holder or its counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x)          cooperate with the selling holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(xi)         not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(xii)        obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of each such class and their counsel;

(xiii)       use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xiv)       provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xv)        cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Issuer’s securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer’s securities of such class are then quoted;

(xvi)       make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities of each class covered by the applicable Registration Statement and by any attorney, accountant or other agent retained by such sellers, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xvi) into customary confidentiality agreements in a form reasonably acceptable to the Issuer); and

(b)           The Issuer may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding the distribution of such Registrable Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Issuer may from time to time reasonably request.  Each holder of Registrable Securities agrees to furnish such information to the Issuer and to cooperate with the Issuer as necessary to enable the Issuer to comply with the provisions of this Agreement.  The Issuer shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

(c)           Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.2(a)(iv), such holder will discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.2(a)(iv), or until such holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus and, if so directed by the Issuer, such holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice.

2.3           No Inconsistent Agreements; Additional Rights.  The Issuer will not enter into, and is not currently a party to, any agreement which is, or could be, inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

2.4           Registration Expenses.  (a)  The Issuer shall pay all of the expenses set forth in this paragraph (a) in connection with a registration under this Agreement of Registrable Securities.  Such expenses are (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or any other governmental agency, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, (v) Securities Act liability insurance or similar insurance if the Issuer so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and (vii) all applicable rating agency fees with respect to any applicable Registrable Securities.  In addition, in all cases the Issuer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Issuer.  In addition, the Issuer shall pay all reasonable fees and disbursements of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered.

(b)           The Issuer shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including transfer taxes attributable to the sale of Registrable Securities.

2.5           Indemnification.

(a)           Indemnification by the Issuer.  The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective officers, directors, advisors and agents and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Issuer shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by such holder expressly for use in the preparation thereof.  This indemnity shall be in addition to any liability the Issuer may otherwise have.

(b)           Indemnification by the Holders.  Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Issuer specifically for inclusion in such Registration Statement.  This indemnity shall be in addition to any liability such holder may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer or any indemnified party.  In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation.  The Issuer may require, as a condition to including any Registrable Securities in any Shelf Registration Statement filed pursuant to Section 2.1 hereof, that the Issuer shall have received an undertaking reasonably satisfactory to it from each Holder to indemnify and hold harmless the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange Act) as provided in this Section 2.5(b).

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder.  If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors.  No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation.  The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (together with one firm of local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties,(y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties,  in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)           Contribution.  If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.5 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.5, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  Notwithstanding anything in this Section 2.5(d) to the contrary, no indemnifying party (other than the Issuer) shall be required pursuant to this Section 2.5(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.5(a) and 2.5(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.6           Rules 144 and 144A.  The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder.  The Issuer covenants and agrees that it will file the reports required to be filed by it pursuant to Section 4.03(c) of the Indenture.

SECTION 3.  MISCELLANEOUS

3.1           Injunctive Relief.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.2           Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

3.3           Notices.  All notices, other communications or documents provided for or permitted to be given hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section 3.3):

(a) if to the Issuer to:

WHX Corporation
1133 Westchester Avenue
White Plains, NY 10604
Attention:	Chief Financial Officer
Fax:	(914) 696-8684

with copies to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55th Street
New York, NY 10022
Attention:	Adam W. Finerman
Fax:	(212) 451-2289

(b) if to the Investors to:

c/o Steel Partners II, L.P.
590 Madison Avenue
New York, New York 10022
Attention:	Sanford Antignas
Fax:	(212) 520-2343

with copies to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention:	Richard A. Goldberg
Fax:	(212) 698-3599

Each holder, by written notice given to the Issuer in accordance with this Section 3.3 may change the address to which notices, other communications or documents are to be sent to such holder; provided, however, that notices of a change of address shall be effective only upon receipt.

3.4           Successors, Assigns and Transferees.  (a) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto, the holders from time to time of the Registrable Securities and the respective successors and assigns of the foregoing.  In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement.  If the Issuer shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(b)           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

3.5           Governing Law; Service of Process; Consent to Jurisdiction.  (a) The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b)           The parties hereto hereby irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above.

3.6           Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.7           Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.8           Amendment; Waiver.

(a)           This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Issuer, the holders of a majority of Registrable Securities of each class then outstanding.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.8(a), whether or not such Registrable Securities shall have been marked accordingly.

(b)           The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic means of transmission shall have the same force and effect as the delivery of an original executed counterpart of this.  Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic means of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

WXH CORPORATION

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

HANDY & HARMAN GROUP, LTD.

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

STEEL PARTNERS II LIQUIDATING SERIES TRUST – SERIES A

By: STEEL PARTNERS II GP LLC, as Liquidating Trustee

By:	/s/ Sanford Antignas
	Name:	Sanford Antignas
	Title:	Chief Operating Officer

STEEL PARTNERS II LIQUIDATING SERIES TRUST – SERIES E

By: STEEL PARTNERS II GP LLC, as Liquidating Trustee

By:	/s/ Sanford Antignas
	Name:	Sanford Antignas
	Title:	Chief Operating Officer

[Signature Page to Registration Rights Agreement]